Exhibit 10.2

FORM

AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE

This AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE (this “Amendment”) dated as of September [●], 2023, by and between Rubicon Technologies, Inc. (the “Company”) and each of the investors signatory hereto (the “Holders”). Each of the Company and the Holders shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement dated as of December 16, 2022, executed by and among the Parties on December 16, 2022, the Company issued to the Holders convertible debentures (the “Convertible Debentures”) in an aggregate principal amount of up to $17 million, net of an original issuance discount of $2 million, which are convertible into shares of the Company’s Class A common stock, par value $0.0001. The Convertible Debentures could be purchased by the Holders over the course of a first closing or second closing. The Securities Purchase Agreement additionally contained customary representations, warranties, and covenants for the sale and purchase of the Convertible Debentures.

WHEREAS, the Company and Holders entered into Amendment to Convertible Debenture, dated as of June 2, 2023, pursuant to which the Parties extended the maturity date of the Convertible Debentures from July 16, 2024 to December 1, 2026.

WHEREAS, the Parties desire to further amend the Convertible Debentures pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agree with the others as follows:

1. Amendment. Section 3(a)(ii) “Conversion Price” shall be amended and restated as follows:

“Conversion Price” means $1.25 as of any Conversion Date (as defined below), or other date of determination. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

2. Full Force and Effect. Except as herein amended, the Convertible Debenture shall remain in full force and effect.

3. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

4. Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5. Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

6. Waiver. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

7. Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

8. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Amendment shall be resolved exclusively in the competent federal or state court sitting in the State of New York, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Convertible Debentures to be duly executed as of the day and year first above written.

COMPANY:

RUBICON TECHNOLOGIES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE

HOLDER:

By:
Its:

Date of Issuance:
Principal Amount:
Conversion Shares:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE